Exhibit 99.1

CEN AGREES TO SELL LED PATENT ASSETS TO EMERGENCE GLOBAL ENTERPRISES INC.

WINDSOR, ON, May 24, 2022 (EINPRESSWIRE) –CEN Biotech, Inc. an Ontario, Canada corporation (“CEN”) (OTC PINK:CENBF) is pleased to announce that on May 24, 2022, CEN entered into a Patent Purchase and Assignment Agreement (“Agreement”) with Emergence Global Enterprises Inc. a British Columbia, Canada corporation (“EMRG”).

Pursuant to the Agreement, CEN agreed to transfer to EMRG, an LED Patent which was purchased by CEN in 2021. Pursuant to the Agreement, EMRG agreed to issue to CEN 62,000,000 Common Shares of EMRG, with a deemed value of $7,440,000 CAD, constituting 44.17% of the issued and outstanding capital stock of EMRG. The Agreement is subject to certain closing conditions, including approval by EMRG Shareholders and the Canadian Securities Exchange and is scheduled to close no later than July 31, 2022. However, there can be no assurance that the closing can occur as planned, or at all.

“We believe that this transaction allows CEN Biotech Inc. to concentrate on its digital media and cutting-edge proprietary technology in its subsidiary Clear Com Media and seek to continue to grow that side of the business. It is also our intention to apply for a change of name of CEN in the future to better reflect the direction we believe CEN is heading. Our goal continues to be to bring leading technology in digital media and other digital industries,” said Brian Payne, Chief Executive Officer of CEN Biotech Inc.

Joe Byrne, CEO of Emergence Global Enterprises Inc. stated, “We believe that this transaction will bring value to EMRG and CEN as we continue to expand our footprint in the food, nutrition, and agriculture sectors. We believe that the LED lighting technology will have an immediate impact on our recently announced Indoor Vertical Farm and, in conjunction with our current operations, EMRG will aim to continue to provide world-class quality products in multiple sectors.”

Subject to regulatory requirements, CEN plans to take the necessary steps to issue a dividend share of EMRG common shares to each CEN shareholder on a 1:1 basis. The timing of this transaction and planned dividend transaction is subject to many regulatory and legal requirements of regulators in both Canada and the United States. There can be no assurance that CEN will be able to proceed with closing this transaction or dividend as planned, or at all.

About CEN Biotech, Inc.

CEN Biotech, Inc. is a global holding company—dedicated to identifying and developing alternative approaches to business opportunities in diversified, yet related industries. With core operations focused on North America, Eastern Europe and China, CEN Biotech is continually looking to develop its dynamic and unique businesses, by seeking to leverage exclusive relationships with governments and private enterprises, around the world. In addition to CEN’s focus on improving the health and wellness of people, CEN also has proprietary technologies, which it believes has widespread commercial application in the digital media and data aggregation sectors.

About Emergence Global Enterprises Inc.

Emergence Global Enterprises Inc. ("Emergence") is an acquirer, creator, and builder of reputable natural health consumer foods, products, and brands. Emergence has become a North American developer and distributor of branded natural health foods, supplements and sports nutrition specialty supplements. The Company is currently considering several development projects.

Forward-Looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement except as required in accordance with applicable laws.

Media Inquiries can be sent to:

Brian Payne, Chief Executive Officer

CEN Biotech Inc.

(519) 981-0970

brian@cenbiotechinc.com